UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 2, 2014

SELECT INCOME REIT

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-35442	45-4071747
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-796-8303

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K, the terms “the Company” and “our” refer to Select Income REIT.

Item 5.07         Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders of the Company held on May 2, 2014, the Company’s shareholders elected Ms. Donna D. Fraiche as the Independent Trustee in Class II of the Board of Trustees for a three year term of office until the Company’s 2017 annual meeting of shareholders and to serve until her successor shall have been elected and qualified.  Ms. Fraiche received the following votes:

For	Withhold	Broker Non-Votes
14,462,914	4,650,892	3,899,981

The Company’s shareholders also elected Mr. Adam D. Portnoy as the Managing Trustee in Class II of the Board of Trustees for a three year term of office until the Company’s 2017 annual meeting of shareholders and to serve until his successor shall have been elected and qualified.  Mr. Portnoy received the following votes:

For	Withhold	Broker Non-Votes
9,823,344	9,290,462	3,899,981

The Company’s shareholders did not approve an amendment to our Declaration of Trust to permit the annual election of Trustees.  This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
18,778,329	317,084	18,393	3,899,981

The Company’s shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.  This proposal received the following votes:

For		Against	Abstain	Broker Non-Votes
44,977,571	*	30,514	5,702	N/A

* Includes 22,000,000 shares present and voted on the proposal, but not voted on any other proposal.

The results reported above are final voting results.

Item 8.01         Other Events.

Trustee Compensation

On May 2, 2014, the Company updated its Trustee compensation arrangements.  A summary of the Company’s currently effective Trustee compensation arrangements is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

On May 2, 2014, the Company granted each of the Company’s Trustees 2,500 common shares of beneficial interest, $.01 par value, of the Company, or the Common Shares, valued at $30.82 per share, the closing price of the Common Shares on the New York Stock Exchange on that day, consistent with the Trustee compensation arrangements.

Trustee Share Ownership Guidelines

On May 2, 2014, our Board of Trustees approved changes to the Company’s Governance Guidelines to provide for minimum share ownership by Trustees.  Pursuant to the revised Governance Guidelines, within five years of the later of (a) May 2, 2014 and (b) the annual meeting of shareholders at which the Trustee was first elected to the Board of Trustees, or if earlier, the first annual meeting of shareholders after the Trustee was initially appointed to the Board of Trustees, a Trustee is expected to accumulate and to continue to own at least 20,000 Common Shares, which is equivalent to owning approximately $616,400 worth of Common Shares (based on the May 2, 2014 closing price of $30.82 per share).  This change is intended to further align the interests of Trustees with the Company’s shareholders.

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Item 9.01         Financial Statements and Exhibits.

(d)                                 Exhibits.

10.1                        Summary of Trustee Compensation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT INCOME REIT

	By:	/s/ John C. Popeo
	Name:	John C. Popeo
	Title:	Treasurer and Chief Financial Officer

Date: May 8, 2014